Exhibit 99

                       Information Regarding Joint Filers


Designated Filer of Form 4:                 Daniel Zeff

Date of Earliest Transaction Required to be Reported:          August 8, 2006

Issuer Name and Ticker Symbol:      Castelle (CSTL)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Castelle.

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ZEFF HOLDING COMPANY, LLC             ZEFF CAPITAL PARTNERS I, L.P


                                      By:  Zeff Holding Company, LLC,
                                      as general partner
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By:                                   By:
---------------------------        ----------------------------------
 Name:  Daniel Zeff                    Name:  Daniel Zeff
 Title:     Manager                    Title:     Manager
---------------------------        ----------------------------------



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